UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500
Miami Beach, FL 33139

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (702) 514-4174

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of common stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 21, 2022, Pasithea Therapeutics Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with PD Joint Holdings, LLC Series 2016-A and Lawrence Steinman (the “Sellers”), pursuant to which the Sellers sold all of the issued and outstanding equity of Alpha-5 integrin, LLC, a Delaware limited liability (“Alpha”) to the Company. The Sellers are the sole title and beneficial owners of 100% of the equity interests of Alpha. In consideration of the equity of Alpha, the Sellers are entitled to receive (i) an aggregate of 3,260,870 shares (the “Alpha Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) an aggregate of 1,000,000 warrants (the “Alpha Warrants”) to purchase shares of the Company’s Common Stock (“Warrants”), and (iii) contingent earn-out payments of an aggregate of 2% to 4% of net sales generated from the sale of a drug currently in development by Alpha. The transaction closed on the same day (the “Closing Date”).

The Agreement contains customary representations, warranties and indemnification provisions. In addition, the Sellers will be subject to non-competition and non-solicitation provisions pursuant to which they agree not to engage in competitive activities with respect to the Company’s business.

The Agreement contains a “standstill” provision, which states that so long as either Seller owns at least 5% of the Company’s Common Stock, such Seller shall not, without the prior written consent of the board of directors of the Company, acquire any additional Company Common Stock or any other securities of the Company which have voting rights or are convertible into the Company’s Common Stock or other security of the Company which have voting rights.

The Agreement grants the sellers registration rights, pursuant to which  the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale of the Alpha Shares (including the shares of Common Stock issuable upon exercise of the Alpha Warrants), as promptly as reasonably practicable following the Closing Date, and to have such Registration Statement declared effective as promptly as reasonably practicable.

Lawrence Steinman, one of the Sellers, is the Executive Chairman and Co-Founder of the Company, and as such is considered a related party to the Company. The terms of the Agreement were approved by (i) the disinterested members of the Audit Committee of the Company’s Board of Directors and (ii) the disinterested members the Board of Directors, under the Company’s related party transaction policy.

In connection with the Agreement, each of the employees of Alpha entered into employment agreements with the Company.

The foregoing description of the Agreement is not complete, and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 is hereby incorporated herein by reference. The Alpha Warrants and Alpha Shares are being sold to the Sellers without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in a transaction not involving a public offering and the Sellers represented they are an accredited investor. The Company relied on the exclusion from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2).

Item 7.01. Regulation FD Disclosure.

On June 22, 2022, the Company issued a press release announcing the acquisition of Alpha. A copy of the press release is attached hereto as Exhibit 99.1.

The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Member Interest Purchase Agreement dated June 21, 2022
99.1	Press Release dated June 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Date: June 22, 2022	By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer

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